                                                                   Exhibit 4.7

         AMENDMENT NO. 4 dated as of March 16, 1995 (this "Amendment") to CREDIT AGREEMENT dated as of November 14, 1991 (as amended) among (i) KRUG INTERNATIONAL CORP., TECHNOLOGY/ SCIENTIFIC SERVICES, INC. and KRUG LIFE SCIENCES, INC. (collectively, "Borrowers"), (ii) SOCIETY NATIONAL BANK ("Society"), PNC BANK OHIO, NATIONAL ASSOCIATION, COMERICA BANK, CORESTATES BANK, N.A. ("CoreStates"), and BANK OF AMERICA, N.T. & S. A. (collectively, "Lenders" and each individually a "Lender"), (iii) CORESTATES BANK, N.A. as Administrative Agent, and (iv) KRUG PROPERTIES, INC., KRUG PROPERTIES, LTD. and TECHNOLOGY INCORPORATED (collectively, "Guarantors").


BACKGROUND
- ----------

         The Borrowers, the Lenders, the Guarantors and the Administrative Agent acknowledge that on or about November 14, 1991, the Borrowers, the Lenders and the Administration Agent entered into, INTER ALIA, a Credit Agreement. The Credit Agreement was amended and supplemented by Amendment No. 1 dated November 22, 1991, by Amendment No. 2 dated July 31, 1992, and by Amendment No. 2 dated June 10, 1994 (collectively, the "Credit Amendment").
The parties now wish to amend and supplement the Credit Agreement to provide that, INTER ALIA, (a) the amounts owing under the Revolving Credit Note have, this date, been paid in full and the availability of Revolving Advances has been terminated, (b) in connection with the establishment of a credit facility by Transamerica Business Credit Corporation for the benefit of the Borrowers and the resulting refinancing of certain of the Borrowers' indebtedness, a prepayment, in the amount of $6,070,000, has been made by the Borrowers on the Term Loans, (c) CoreStates (on behalf of itself and its participant, Society) has established an additional short term credit facility for the Borrowers, and
(d) certain items of Collateral have been released by the Lenders, all on, and subject to, the terms and conditions hereinafter set forth. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.


AGREEMENTS
- ----------

         The parties hereto, intending to be legally bound, hereby agree:

         1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is amended, effective as of the date hereof:

                 (a) By deleting Section 1.72 in its entirety and inserting, in its place, the following:

                          "1.72. "Termination Date" means the earlier to occur of (i) March 31, 1998 or (ii) the date on which the property described in Section 3.3 of the Credit Agreement, and also referred to as the "Colonel Glenn Property", is transferred, sold, conveyed or otherwise disposed of by Krug International Corp."

                 (b) By deleting Section 2.3.1 in its entirety and inserting, in its place, the following:

                          "2.3.1. INTEREST. Unless an Event of Default has occurred and is continuing, the Borrowers shall pay interest on the unpaid principal amount of all Obligations of the Borrowers to the Lenders pursuant to this Agreement from the respective dates on which such loans are made, or Obligations incurred until such principal amounts have been repaid in full at a fluctuating annual rate equal to the Prime Rate plus two percent (2%) through August 31, 1996, and equal to the Prime Rate plus three percent (3%) thereafter; provided, however, that if the Borrowers have paid to the Lenders principal payments to be applied to the Term Loans in an amount aggregating at least $350,000 (excluding the prepayment described in the Background to Amendment No. 4 to the Credit Agreement) on or before August 31, 1996, then the rate of interest shall remain at the Prime Rate plus two percent (2%). The Prime Rate means the rate of interest established and so designated by CoreStates, from time to time, as its prime rate (which may not necessarily be the lowest rate of interest offered by CoreStates) with changes therein effective immediately upon changes in said Prime Rate."

                 (c) By deleting Section 2.5.1 in its entirety and inserting, in its place, the following:

                          "2.5.1. MANDATORY PAYMENTS. (a) The Borrowers shall make all of the following mandatory payments of the Term Loans in the following amounts and at the following times:

                                  (i) The sum of $15,278 per month, commencing on April 1, 1995 and continuing on the first day of each month thereafter until the Termination Date; and

                                  (ii) On the Termination Date, the then entire outstanding balance of the Term Loans, together with all interest accruing thereon.

                 (d)      By deleting, in its entirety, the second sentence of
Section 3.3.

                 (e)      By deleting, in its entirety, Section 5.3.

                 (f) By deleting Section 5.11 in its entirety, and inserting, in its place, the following:

                          ""5.11. ACCOUNTS. So long as any of the Credit Facilities are in effect, KRUG, or one of the other borrowers, shall maintain an account at CoreStates."

                 (g)      By deleting, in its entirety, Section 5.16.

                 (h) By deleting Section 5.21 in its entirety and inserting, in its place, the following:

                          "5.21. REDUCTION OF OBLIGATIONS. The Borrowers shall use their best efforts to sell or lease the Property (as that term is defined in the Second Mortgage) described in Section 3.3 of the Credit Agreement."

                 (i) By deleting Section 6.1 in its entirety and inserting, in its place, the following:

                          "6.1. DEBT. Incur any Indebtedness other than (a) the Credit Facility; (b) the existing Indebtedness described in the Disclosure Schedule; (c) open account obligations incurred in the ordinary course of business; (d) rental and lease payments as described in Section 6.11; (e) the Subordinated Debt;
                          (f) insurance premium financing with respect to insurance required by Section 5.15 of this Agreement;
                          (g) subordinated debt provided that such debt is subordinated in amount, repayment and in all other respects in form and substance satisfactory to the Majority Lenders

                         (for purposes hereof debt will be considered subordinated in form satisfactory to the Majority Lenders if the Borrower(s) of such debt enters into a Subordination Agreement with the creditor of such debt in the form of Exhibit "M" attached hereto); (h) normal and reasonable expense accruals in the ordinary course of business; (i) any future amounts owed PNC Bank Ohio, National Association, pursuant to Letter of Credit Agreements; and (j) Indebtedness owing to Transamerica Business Credit Corporation in an aggregate amount not exceeding $10,000,000."

                 (j) By deleting Section 6.2 in its entirety and inserting, in its place, the following:

                          "6.2. LIENS. Incur, create, assume, become or be liable in any way, or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned other than (a) Permitted Liens and
                          (b) liens granted to Transamerica Business Credit Corporation; provided, however, that nothing contained herein shall permit the creation or existence of any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any property or assets described in the Second Mortgage."

 (k)      By deleting Sections 6.3, 6.4, 6.5, 6.16 and 6.17 in their entirety.


         2. TERMINATION OF REVOLVING CREDIT FACILITY. The Short Term Revolving Credit Facility, as described in Section 2.2 of the Loan Agreement, is hereby terminated. In connection with such termination, the Borrowers have paid to the Lenders the sum of $1,000,000, which represents the repayment of all amounts owed to the Revolving Credit Banks pursuant to the Revolving Credit Note. As a result of the termination of the Short Term Revolving Credit Facility, the Facility Fee, as described in Section 2.3.5 of the Credit Agreement is, as of this date, terminated. The fee accruing during this quarter, or the sum of $__________, shall be paid to the Lenders concurrently with the execution hereof.

         3. ESTABLISHMENT OF BRIDGE FACILITY. CoreStates (on behalf of itself and its participant, Society) hereby extends to the Borrowers a demand loan in the aggregate amount of $150,000 (the "Bridge Loan") which shall be evidenced by a demand note in the form of Exhibit A attached, payable to the order of CoreStates (the "Demand Note"). Unless an Event of Default has occurred and is continuing, the Borrowers shall pay interest on the unpaid principal balance of the Bridge Loan from the date hereof until the principal amount thereof has been repaid in full at a fluctuating annual rate equal to the Prime Rate plus two percent (2%). All interest accrued will be payable by the Borrowers in arrears (a) on April 1, 1995, and on the first Business Day of each succeeding calendar month thereafter, and (b) on demand. Effective immediately upon any Event of Default, and for so long thereafter as such Event of Default shall be continuing, both before and after the entry of a judgment and/or both before and after the commencement of a bankruptcy proceeding of any Borrower, the principal balance of the Bridge Loan then outstanding, and to the extent permitted by applicable law, any interest payments on the Bridge Loan not paid when due, shall bear interest at the Default Rate set forth in the Demand Note. The Borrowers will pay in full the outstanding principal balance of, together with all accrued but theretofore unpaid interest on, the Bridge Loan on demand (the "Bridge Loan Demand Date") by depositing such amount, in immediately available funds, to KRUG's corporate account with the Administrative Agent, by not later than 11:00 a.m. (Philadelphia time).
Amounts received by the Administrative Agent after 11:00 a.m. (Philadelphia time) on the Bridge Loan Demand Date will be deemed to have been received on the next Business Day. The Borrowers can prepay in full the Bridge Loan at any time without penalty. In order to secure the payment of the Bridge Loan, the Borrowers hereby grant to Administrative Agent, for the benefit of CoreStates (and its participant, Society), a continuing lien on, and continuing security interest in, the Noncompetition Proceeds (pursuant to, and in accordance with, the terms of the Security Agreement between KRUG and CoreStates, as Administrative Agent, dated November 14, 1991) and confirm to CoreStates, as Administrative Agent for CoreStates (and its participant, Society), that the term "Obligations", as set forth in (i) that certain Open-End Mortgage, Assignment of Rents and Leases and Security Agreement between KRUG and CoreStates, as Administrative Agent, (ii) the Credit Agreement, and (iii) the Security Agreement between KRUG and CoreStates, as Administrative Agent, shall include, but not be limited to, the Bridge Loan. The failure to pay, when due, any interest payment accruing under the Bridge Loan, or to pay the entire outstanding principal balance of the Bridge Loan, together with all interest accruing thereon, on demand, or the occurrence of any other Event of Default as set forth in the Demand Note, shall constitute an Event of Default under the Bridge Loan, and under the Credit Agreement. The Borrowers covenant and agree that the Noncompetition Proceeds, if received by KRUG, or any other Borrower, shall be held in trust for CoreStates, as Administrative Agent for CoreStates (and its participant, Society), and that, immediately upon receipt of the Noncompetition Proceeds, such proceeds shall be paid to the Administrative Agent, for the benefit of CoreStates (and its participant, Society). Alternatively, at the option of CoreStates, KRUG will instruct Dempster, Inc., the Obligor under the Noncompetition Agreement, to pay the Noncompetition Proceeds directly to CoreStates, by wire transfer to such account as CoreStates shall designate. The parties acknowledge that the Bridge Loan constitutes, in effect, a forebearance, by CoreStates (and its participant, Society) of the pre-payment of a portion of the Term Loans.


         4. RELEASE OF CERTAIN COLLATERAL. Notwithstanding the provisions of the first sentence of Section 3 of the Credit Agreement, the Lenders hereby release the liens and security interests granted to them in the Collateral described in Section 3.2 of the Credit Agreement (with the exception of the Noncompetition Proceeds and the Collateral described in the Second Mortgage), which liens and security interest were granted pursuant to Security Agreements executed by the Borrowers and the Guarantors. In connection therewith, the Security Agreements, executed by (i) Krug Properties, Inc., (ii) Krug Properties Ltd., (iii) Technology Incorporated, (iv) Krug Life Sciences, Inc., and (v) Technology/Scientific Services, Inc. on November 14, 1991, as each such Agreement was amended by Amendment No. 1 dated November 22, 1991, are hereby terminated. The Security Agreement executed by KRUG on November 14, 1991, as amended on November 23, 1991, shall remain in full force and effect until such time as the Bridge Loan has been indefeasibly paid in full. In order to evidence further the release of such Collateral, CoreStates, as Administrative Agent, will execute and deliver to the Borrowers certain UCC-3s, in order to terminate (or, in the case of KRUG, to amend), of record, the security interests heretofore granted to the Lenders in the Collateral described in the Security Agreements. Nothing contained herein shall effect a (i) release of any assets on which the Borrowers have granted the Lenders a lien or security interest pursuant to the terms of that certain Second Mortgage executed by KRUG and delivered to CoreStates as Administrative Agent in accordance with Section
3.3 of the Credit Agreement, which Second Mortgage shall remain in full force and effect, and shall continue to secure the Obligations, or (ii) a release of the security interest granted by KRUG in the Noncompetition Proceeds.

         5. CONDITIONS. As a condition of the execution and delivery of this Amendment, the Borrowers and the Guarantors have delivered to CoreStates, as Administrative Agent, in form and content satisfactory to CoreStates and its counsel, the following documents, instruments or payments:

                 (a) A certified copy of resolutions adopted by the Board of Directors of each Borrower and each Guarantor authorizing the execution, delivery and performance of this Amendment and all other documents and instruments required by the Lenders for the implementation of this Amendment, together with a duly certified incumbency and signature certificate for each Borrower and each Guarantor;

                 (b) A certificate of an executive officer of each Borrower, with respect to the matters in paragraphs (a) through (c) of Section 5, below;

                 (c) The sum of $1,000,000, which represents the payment in full of all amounts owing to the Revolving Credit Banks pursuant to the Revolving Credit Note;

                 (d) The sum of $6,070,000, which represents a prepayment on the outstanding principal balance owing to the Lenders under the Term Notes;

                 (e) A policy of title insurance, obtained by the Borrowers at their expense, issued by a title insurance company acceptable to the Lenders, providing insurance in the amount of $2,370,000 and insuring the lien of the Second Mortgage as a first mortgage on the Colonel Glenn Property, subject only to those exceptions approved by the Lenders;

                 (f) A survey of the Colonel Glenn Property, in such form, and containing such certifications, as shall be acceptable to the Lenders and to the title insurance company providing the title insurance described in Subsection (e) above;

                 (g) An appraisal of the property, prepared by an independent appraiser suitable to the Lenders, showing an appraised value of the Colonel Glenn Property of at least $2,370,000;

                 (h) a Declaration of No Set-off, in form and substance satisfactory to CoreStates relating to the Noncompetition Proceeds and executed by Dempster, Inc. and by Waste-Quip, Inc., the guarantor of the payment of the Noncompetition Proceeds; and

                 (i) Such additional documents or instruments as may be required by CoreStates under the terms of this Amendment or otherwise.


         6. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Amendment, each Borrower and each Guarantor represents and warrants to the Lenders as follows:

                 (a) The Borrowers and the Guarantors have the power and authority to execute, deliver, and perform this Amendment and all other documents and instruments required by the Lenders for the implementation of this Agreement. The execution, delivery and performance by the Borrowers and the Guarantors of this Amendment and all other documents and instruments required by the Lenders for the implementation of this Agreement have been duly authorized by all necessary corporate action and will not violate any provision of law or of the charter or by-laws of any Borrower or any Guarantor or any agreement, trust or other indenture or instrument to which any Borrower or any Guarantor is a party, or by which it or its properties may be bound or affected, or of any order or decree affecting any Borrower or any Guarantor or its properties, so that this Amendment and all other documents and instruments required by the Lenders for the implementation of this Amendment are valid and legally binding obligations of the Borrowers and the Guarantors, enforceable in accordance with their terms.

                 (b) There exists no "Event of Default" (as defined in Section 1.24 of the Credit Agreement) and no event which, with notice or lapse of time or both would, if unremedied, be an Event of Default.

                 (c) The representations and warranties made by the Borrowers in Sections 4.1, 4.2 (with the operative date being March 31, 1994),
4.3 (with the relevant financial statements being those of March 31, 1994) and
4.4 through 4.12, inclusive, of the Credit Agreement are true and correct as of the date of this Amendment with the same effect as though made on and as of the date of this Amendment.

                 (d) The obligation of Dempster, Inc. to pay the Noncompetition Proceeds, and the Noncompetition Agreement, and the guaranty of Waste-Quip, Inc. of such payment, are genuine and enforceable in accordance with their terms; the sum of $150,000 will be due and owing thereunder on June 30, 1995, without set-off, counterclaim or deduction of any type, and the obligor thereunder do not have, and have not asserted, any claim, demand, set-off or counterclaim with respect thereto.


         7. CONSENT OF GUARANTORS. The Guarantors, by executing this Amendment, hereby consent to the amendment, supplements and modifications to the Credit Agreement contained herein, including, but not limited to, (i) the release of the Collateral as described in Section 3 hereof, and (ii) the establishment of the Bridge Loan. The Guarantors each hereby agree that the respective Guarantee Agreements executed by each of them, and all documents executed in connection therewith, shall remain in full force and effect, and further agree that the term "Obligations", as set forth in the Guarantee Agreement executed by each Guarantor, shall include, in addition to the items set forth herein, the Bridge Loan.


         8. RELEASE OF LENDER, ADMINISTRATIVE AGENT. Each of the Borrowers and each of the Guarantors hereby acknowledge and agree that the execution of this Amendment does not constitute a waiver of any right, power or privilege of the Lenders or the Administrative Agent under the Credit Agreement, nor does it preclude other or further exercise thereof, nor constitute a waiver of any Default under the Credit Agreement. Moreover, each of the Borrowers and each of the Guarantors hereby acknowledge and agree that the Borrowers and the Guarantors have no claim, cause of action, defense, set-off or counterclaim of any kind or nature whatsoever against the Lenders or the Administrative Agent with respect to the Credit Agreement, the credit facilities established thereunder, the Notes, the Second Mortgage, or with respect to any action taken or not taken by the Lenders or the Administrative Agent concerning the Credit Agreement, this Amendment or any other matter. Without limiting the generality of the foregoing, each of the Borrowers and each of the Guarantors hereby waives, releases and forever discharges the Lenders and the Administrative Agent from and against any and all rights, claims or causes of action (whether in contract, tort, equity or otherwise, and whether known or unknown, absolute or contingent) against the Lenders or the Administrative Agent arising out of any action taken or not taken by Lenders or the Administrative Agent with respect to the Credit Agreement, the credit facilities established thereunder, or this Amendment, and from any and all rights of set-off, defenses, claims and causes of action against the Lenders or the Administrative Agent, or any other bar to the enforcement of the Lenders' or the Administrative Agent's rights under the Credit Agreement, or any other matter. The Borrowers and the Guarantors acknowledge and agree that the Lenders and the Administrative Agent are relying on the foregoing representations and agreements as an inducement to the Lenders and the Administrative Agent to execute this Amendment Agreement.


         9. KRUG INTERNATIONAL (U.K.) LTD. SUBORDINATION. The Lenders shall, and hereby do, permit the Letter Agreement, dated November 14, 1991 from Krug International (U.K.) Ltd. ("Krug U.K.") to the Lenders (or their predecessors in interest) to be amended by deleting paragraph number 2, found at the top of the second page of such Letter Agreement, in its entirety, and by substituting therefor the following:

                 "Krug U.K. will not accept payment from KRUG or any other form of reduction by KRUG of the U.K. Debt nor will Krug U.K. accept any security from KRUG except as follows:

                          (i) Krug U.K. may receive from KRUG monthly cash payments of interest only on a certain loan in the present outstanding principal amount of pounds sterling 1,139,601 (Loan "A"), which loan may hereafter be increased principally as a result of additional cash loans from Krug U.K. to KRUG. No principal payments may be made under this exception;

                         (ii) Krug U.K. may continue to use dividends from Krug U.K. to KRUG paid in the form of book-keeping reduction of Krug U.K. Debt to KRUG, and Krug U.K. may also use the U.K. Inland Revenue advance corporation tax refund to repay amounts owing under the U.K. Debt; and

                        (iii) Krug U.K. may receive from KRUG the sum of $100,000 payable against Loan A.

Except as set forth above, the aforesaid Letter Agreement shall remain in full force and effect.


            10.  MISCELLANEOUS.

                 (a) This Amendment shall be deemed a modification of the Credit Agreement to the extent inconsistent therewith. Subject to the foregoing, the Credit Agreement, the Term Notes, the Second Mortgage, the Guarantees and each of its and their terms and conditions (collectively, the "Loan Documents") is ratified and confirmed and shall remain in full force and effect.

                 (b) This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania; may not be amended or modified orally; and shall be binding on the Lenders, the Borrowers, and the Guarantors and their respective successors and assigns.

                 (c) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                 (d) In the event of any inconsistency between the terms of the Loan Documents and this Amendment, the terms of this Amendment shall prevail.

                 (e) This Amendment constitutes and sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and there are no other prior or contemporaneous written or oral agreements, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or in the Credit Agreement, and the documents and instruments executed in connection therewith.


         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Amendment as of the day and year written above.

                          KRUG INTERNATIONAL CORP., AS
                          BORROWER

                          By: /s/ Thomas W. Kemp
                             -------------------------------
                          Title: V.P.
                                ----------------------------

                          TECHNOLOGY/SCIENTIFIC SERVICES,
                          INC., AS BORROWER

                          By: /s/ Thomas W. Kemp
                             -------------------------------
                          Title: V.P.
                                ----------------------------

                          KRUG LIFE SCIENCES, INC., AS
                          BORROWER

                          By: /s/ Thomas W. Kemp
                             -------------------------------
                          Title: V.P.
                                ----------------------------


                       (signatures continued on page 12)

                      (signatures continued from page 11)

                           KRUG PROPERTIES, INC., AS
                           GUARANTOR

                           By: /s/ Thomas W. Kemp
                              -------------------------------
                           Title: V.P.
                                 ----------------------------

                           KRUG PROPERTIES, LTD., AS
                           GUARANTOR

                           By: /s/ Thomas W. Kemp
                              -------------------------------
                           Title: V.P.
                                 ----------------------------

                           TECHNOLOGY INCORPORATED, AS
                           GUARANTOR

                           By: /s/ Thomas W. Kemp
                              -------------------------------
                           Title: V.P.
                                 ----------------------------

                           CORESTATES BANK, N.A., ON
                           ITS OWN BEHALF AS LENDER AND
                           AS ADMINISTRATIVE AGENT

                           By: /s/ Thomas J. Young
                              -------------------------------
                           Title:
                                 ----------------------------

                           SOCIETY NATIONAL BANK, AS LENDER

                           By: /s/ Christine L. Gillespie
                              -------------------------------
                           Title: Vice President
                                 ----------------------------

                           PNC BANK OHIO, NATIONAL
                           ASSOCIATION, AS LENDER

                           By:
                              -------------------------------
                           Title: AVP
                                 ----------------------------

                           COMERICA BANK, AS LENDER

                           By: /s/ J E Pallock
                              -------------------------------
                           Title: Commercial Banking Officer
                                 ----------------------------

                           BANK OF AMERICA, N.T & S.A.,
                           AS LENDER

                           By:
                              -------------------------------
                           Title: Vice President
                                 ----------------------------

For Bank Use Only


- -----------------  -----------------  -----------------  ------------------

- -----------------  -----------------  -----------------  ------------------
LIS NO.            LOAN NO.           BORROWER           APPROVAL SIGNATURE

- ---------------------------------------------------------------------------

                           COMMERCIAL PROMISSORY NOTE              [LOGO]


$150,000                                           _________________, 19____


        FOR VALUE RECEIVED, each of the undersigned, jointly and severally if more than one (hereinafter collectively referred to as "Borrower"), promises to pay to the order of CORESTATES BANK, N.A.*, a national banking association (the "Bank"), at any of its banking offices in Pennsylvania, the principal amount of ONE HUNDRED FIFTY THOUSAND DOLLARS, in lawful money of the United States, plus interest, to be paid as follows:

Said principal shall be payable on demand. Interest shall accrue at a per annum rate equal to 2% in excess of the Prime Rate. Interest shall be payable monthly on the first day of each month begining on April 1, 1995, and on demand.

ADDITIONAL TERMS OF THIS NOTE - EACH OF THE FOLLOWING PROVISIONS SHALL APPLY TO THIS NOTE, TO ANY EXTENSION OR MODIFICATION HEREOF AND TO THE INDEBTEDNESS EVIDENCED HEREBY, EXCEPT AS OTHERWISE EXPRESSLY STATED ABOVE OR IN A SEPARATE WRITING SIGNED BY BANK AND BORROWER.

INTEREST - Interest shall be calculated on the basis of a 360-day year and shall be charged for the actual number of days elapsed. Accrued interest shall be payable monthly. Accrued interest shall also be payable when the entire principal balance of this Note becomes due and payable (whether by demand, stated maturity or acceleration) or, if earlier, when such principal balance is actually paid to Bank. If the rate at which interest accrues is based on the "Prime Rate", that term is defined as the rate of interest for loans established by Bank from time to time as its prime rate. Said per annum rate of interest shall change each time Bank's prime rate shall change, effective on and as of the date of the change. Interest shall accrue on each disbursement hereunder from the date such disbursement is made by Bank, provided, however, that to the extent this Note represents a replacement, substitution, renewal or refinancing of existing indebtedness, interest shall accrue from the date hereof. Interest shall accrue on the unpaid balance hereof at the rate provided for in this Note until the entire unpaid balance has been paid in full, notwithstanding the entry of any judgment against Borrower.

PREPAYMENT - If this Note bears interest at a floating variable rate and no floor or minimum rate is specified, Borrower may prepay all or any portion of the principal balance of this Note at any time, without premium or penalty. If not permitted under the preceding sentence, any prepayment of principal (including any principal repayment as a result of acceleration by Bank of this Note) shall require immediate payment to Bank of a prepayment fee equal to the amount, if any, by which the aggregate present value of scheduled principal and interest payments eliminated by the prepayment exceeds the principal amount being prepaid. Said present value shall be calculated by application of a discount rate determined by Bank in its reasonable judgment to be the yield-to-maturity at the time of prepayment on U.S. Treasury securities having a maturity which most closely approximates the final maturity date of the principal balance then outstanding. Whether or not a prepayment fee is required hereunder, prepayments shall be applied to scheduled installments of principal in the inverse order of their maturity, shall be accompanied by payment of accrued interest on the principal amount being prepaid and, unless this Note has been accelerated by Bank, shall not be permitted in an amount less than the scheduled principal installment immediately prior to the final maturity of the outstanding principal balance.

COLLATERAL - As security for all indebtedness to Bank now or hereafter incurred by Borrower, under this Note or otherwise, Borrower grants Bank a lien upon and security interest in any securities, instruments or other personal property of Borrower now or hereafter in Bank's possession and in any deposit balances now or hereafter held by Bank for Borrower's account, and in all proceeds of any such personal property or deposit balances. Such liens and security interest shall be independent of Bank's right of setoff. This Note and the indebtedness evidenced hereby shall be additionally secured by any lien or security interest evidenced by a writing (whether now existing or hereafter executed) which contains a provision to the effect that such lien or security interest is intended to secure (a) this Note or the indebtedness evidenced hereby or (b) any category of liabilities, obligations or indebtedness of Borrower to Bank which includes this Note or the indebtedness evidenced hereby, and all property subject to any such lien or security interest shall be collateral for this Note.

EVENTS OF DEFAULT - Each of the following shall be an Event of Default hereunder: (a) the nonpayment when due of any amount payable under this Note or under any obligation or indebtedness to Bank of Borrower or any person liable, either absolutely or contingently, for payment of any indebtedness evidenced hereby, including endorsers, guarantors and sureties (each such person is referred to as an "Obligor"); (b) if Borrower or any Obligor has failed to observe or perform any other existing or future agreement with Bank of any nature whatsoever; (c) if any representation, warranty, certificate, financial statement or other information made or given by Borrower or any Obligor to Bank is materially incorrect or misleading; (d) if Borrower or any Obligor shall become insolvent or make an assignment for the benefit of creditors or if any petition shall be filed by or against Borrower or any Obligor under any bankruptcy or insolvency law; (e) the entry of any judgment against Borrower or any Obligor which remains unsatisfied for 15 days or the issuance of any attachment, tax lien, levy or garnishment against any property of material value in which Borrower or any Obligor has an interest; (f) if any attachment, levy, garnishment, or similar legal process is served upon Bank as a result of any claim against Borrower or any Obligor or against any property of Borrower or any Obligor; (g) the dissolution, merger, consolidation, or the sale or change in control (as control is defined in Rule 12b-2 under Securities
Exchange Act of 1934) of any Borrower which is a coporation or partnership, or transfer of any substantial portion of any of Borrower's assets, or if any agreement for such dissolution, merger, consolidation, change in control, sale or transfer is entered into by Borrower, without the written consent of Bank; (h) the death of any Borrower or Obligor who is a natural person; (i) if Bank determines reasonably and in good faith that an event has occurred or a condition exists which has had, or is likely to have, a material adverse effect on the financial condition or creditworthiness of Borrower or any Obligor, or on the ability of Borrower or any Obligor to perform its obligation evidenced by this Note; (j) if Borrower shall fail to remit promptly when due to the appropriate government agency or authorized depository, any amount collected or withheld from any employee of Borrower for payroll taxes, Social Security payments or similar payroll deductions; (k) if any Obligor shall attempt to terminate or disclaim such Obligor's liability for the indebtedness evidenced by this Note; (l) if Bank shall reasonably and in good faith determine and notify Borrower that any collateral for this Note or for the indebtedness evidenced hereby is insufficent as to quality or quantity; (m) if Borrower shall fail to pay when due any material indebtedness for borrowed money other than to Bank; or (n) if Borrower shall be notified of the failure of Borrower or any Obligor to provide such financial and other information promptly when reasonably requested by Bank. IF THIS NOTE IS PAYABLE ON DEMAND, Bank's right to demand payment hereof shall not be restricted or impaired by the absence, non-occurrence or waiver of an Event of Default, and it is understood that if this Note is payable on demand, Bank may demand payment at any time.

BANK'S REMEDIES - Upon the occurrence of one or more Events of Default (including, if this Note is payable on demand, any Event of Default resulting from Borrower's failure to make any payment hereunder when demanded), unless Bank elects otherwise, the entire unpaid balance of this Note and all accrued interest shall be immediately due and payable without notice to Borrower or any Obilgor, and Bank may, immediately or at any time thereafter, exercise any or all of its rights and remedies hereunder or under any agreement or otherwise under applicable law against Borrower, any Obligor and any collateral. Bank may exercise its rights and remedies in any order and may, at its option, delay in or refrain from exercising some or all of its rights and remedies without prejudice thereto. Upon the occurrence of any such Event of Default or at any time thereafter, Bank may, at its option, and upon five days' written notice to Borrower, begin accruing interest on this Note, at a rate not to exceed five percent (5%) per annum in excess of the greater of (a) the rate of interest provided for above, or (b) the Prime Rate in effect from time to time on the unpaid principal balance hereof;


                                 EXHIBIT "A"


- --------------------------------------------------------------------------------
* CoreStates Bank, N.A. also conducts business as Philadelphia National Bank, as CoreStates First Pennsylvania Bank and as CoreStates Hamilton Bank.

8980-C 10/93
provided, however, that no interest shall accrue hereunder in excess of the maximum rate permitted by law. All such additional interest shall be payable on demand.

CONFESSION OF JUDGEMENT - Borrower irrevocably authorizes and empowers any attorney or any clerk of any court of record, to appear for and confess judgement against Borrower for such sums as are due and owing on this Note, with or without declaration, with costs of suit, without stay of execution and with an amount not to exceed the greater of fifteen percent (15%) of the principal amount of such judgment or $5,000 added for collection fees. If a copy of this Note, verified by affidavit by or on behalf of Bank, shall have been filed in such action, it shall not be necessary to file the original of this Note. The authority granted hereby shall not be exhausted by the initial exercise thereof and may be exercised by Bank from time to time. There shall be excluded from the lien of any judgement obtained solely pursuant to this paragraph all improved real estate in any area identified as having special flood hazards under regulations promulgated under the Flood Disaster Protection Act of 1973, if the community in which such area is located is participating in the National Flood Insurance Program. Any such exclusion shall not affect any lien upon property not so excluded.

NOTICE TO BORROWER - Any notice required to be given by Bank under the provisions of this Note shall be effective as to each Borrower and each Obligor when addressed to Borrower and deposited in the mail, postage prepaid, for delivery by first class mail at Borrower's mailing address as it appears on Bank's records.

DISBURSEMENT AND PAYMENTS - The proceeds of this Note, or any portion thereof, may be credited by Bank to the deposit account of Borrower, or disbursed in any other manner requested by Borrower and approved by Bank. If Borrower so requests, Bank may, at its option, disburse the proceeds of this Note in more than one disbursement on the same or different dates, but except as otherwise agreed by Bank in writing, no action taken by Bank in response to any such request shall be deemed to create or shall imply the existance of any commitment or obligation to pay or credit the undisbursed portion of this Note. All payments due under this Note are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received or made available to Bank. If Borrower is not an individual, Borrower authorizes Bank (but Bank shall have no obligation) to charge any deposit account in Borrower's name for any and all payments of principal, interest, or any other ammounts due under this Note.

PAYMENT OF COST - In addition to the principal and interest payable hereunder, Borrower agrees to pay Bank, on demand, all costs and expenses (including reasonable attorney fees and disbursements) which may be incurred by Bank in the collection of this Note or the enforcement of Bank's rights and remedies hereunder.

REPRESENTATIONS BY BORROWER - If Borrower is a corporation or a general or limited partnership, Borrower represents and warrants that it is validly existing and in good standing in the jurisdiction under whose laws it was organized. If Borrower is a corporation, Borrower represents and warrants that the execution, delivery and performance of this Note are within Borrower's coporate powers, have been duly authorized by all necessary action by Borrower's Board of Directors, and are not in contravention of the terms of Borrower's charter, by-laws, or any resolution of its Board of Directors. If Borrower is a general or a limited partnership, Borrower represents and warrants that the execution, delivery and performance of this Note have been duly authorized and are not in conflict with any provision of Borrower's partnership agreement or certificate of limited partnership. Borrower futher represents and warrants that this Note has been validly executed and is enforcable in accordance with its terms, that the execution, delivery and performance by Borrower of this Note are not in contavention of law and do not conflict with any indenture, agreement or undertaking to which Borrower is a party or otherwise bound, and that no consent or approval of any government authority or third party is required in connection with the execution, delivery and performance of this Note.

WAIVERS, ETC.- Borrower and each Obligor waive presentment, dishonor, notice of dishonor, protest and notice of protest. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege hereunder shall operate as a waiver or modification thereof. No consent, waiver or modification of the terms of this Note shall be effective unless set forth in writing signed by Bank. All rights and remedies of Bank are cumulative and concurrent and no single or partial exercise of any power or privilege shall preclude any other or further exercise of any right, power, or privilege.

MISCELLANEOUS - This Note is in the unconditional obligation of Borrower, and Borrower agrees that Bank shall not be required to exercise any of its rights or remedies against any collateral in which it holds a lien or security interest or against which it has a right of setoff or against any particular Obligor. All representations, warranties and agreements herein are made jointly and severally by each Borrower. If any provision of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. To the extent that this Note represents a replacement, substituion, renewal or refinancing of a pre-existing note or other evidence of indebtedness, the indebtedness represented by such pre-existing note or other instrument shall not be deemed to have been extinguished hereby. In the event that any due date specified or otherwise provided for in this Note shall fall on a day on which Bank is not open for business, such due date shall be postponed until the next banking day, and interest and any fees or similar charges shall continue to accrue during such period of postponement. This Note has been delivered in and shall by governed by and construed in accordance to the laws of the Commonwealth of Pennsylvania without regard to law conflicts. This Note shall be binding upon each Borrower and each Obligor and upon their personal representatives, heirs, successors, and assigns, and shall benefit Bank and its successors and assigns.

CONSENT TO JURISDICTION AND VENUE - IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY
SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE BANK MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. EACH UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY.

WAIVER OF JURY TRIAL - EACH UNDERSIGNED PARTY HEREBY WAIVES, AND BANK BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO, ACCEPT OR RELY UPON THIS NOTE.

IN WITNESS WHEREOF, Borrower intending this to be a sealed instrument and intending to be legally bound hereby, has executed and delivered this Note as of the day and year first above written.


- --------------------------------------------------------------------------------


Name of Corporation
or Partnership                  KRUG INTERNATIONAL CORP.                                KRUG LIFE SCIENCES INC.
- ------------------------------------------------------------------------------------------------------------------------------
By:                                                                 By:
- --------------------------------------------------------            --------------------------------------------------------
(Signature of Authorized Signer)                                        (Signature of Authorized Signer)


- --------------------------------------------------------            --------------------------------------------------------
(Print or Type Name and Title of Signer Above)                          (Print or Type Name and Title of Signer Above)



                                                      INDIVIDUALS SIGN BELOW


TECHNOLOGY/SCIENTIFIC SERVICES, INC.
- --------------------------------------------------------            -------------------------------------------------------- (Seal)
                                                                    (Signature of Individual Borrower)

By:
- --------------------------------------------------------            --------------------------------------------------------
                                                                    (Print or Type Name of Borrower Signing Above)



- --------------------------------------------------------            --------------------------------------------------------  (Seal)
(Signature of Witness)                                              (Signature of Individual Borrower)



- --------------------------------------------------------            --------------------------------------------------------
(Print or Type Name of Above Witness)                               (Print or Type Name of Borrower Signing Above)




                                      55